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                                                                   EXHIBIT 10(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form N-4 (Registration Nos. 333-102139 and 811-5301) of our report dated April 14, 2004 relating to the financial statements of AIG Life Insurance Company and our report dated April 6, 2004 relating to the financial statements of AIG Life Insurance Company Variable Account I, which appear in such Registration Statement. We also consent to the references to us under the heading "Independent Accountants" in such Registration Statement.

Houston, Texas
April 29, 2004